NEWS RELEASE

FOR IMMEDIATE RELEASE

PATRIOT COAL SECURES FINANCIAL SPONSOR AND REACHES KEY FUNDING SETTLEMENTS; PLANS EMERGENCE FROM BANKRUPTCY BY YEAR-END

•	Knighthead agrees to sponsor Patriot’s bankruptcy reorganization

•	Company settles all claims against Peabody and Arch in exchange for key funding

•	More than $400 Million to be provided to VEBA for UMWA Retiree Healthcare

•	Company files amended Plan of Reorganization and Disclosure Statement

•	Emergence targeted by year-end

ST. LOUIS, October 9, 2013 – Patriot Coal Corporation (OTC: PCXCQ) today announced that it has achieved several major milestones toward successful emergence from bankruptcy, which the Company detailed in a Disclosure Statement and an amended Plan of Reorganization (the Plan) filed today with the U.S. Bankruptcy Court for the Eastern District of Missouri.

As described in the documents, the Company reached an agreement with Knighthead Capital Management, LLC (Knighthead) to financially sponsor Patriot’s emergence from bankruptcy.  In addition, after months of litigation and negotiation with Peabody Energy Corporation (Peabody) and Arch Coal, Inc. (Arch), Patriot has entered into settlements with both companies.  These agreements will provide the Company with a significant liquidity infusion and position it to obtain the exit financing necessary to emerge from Chapter 11 as a strong, well-capitalized business.  Additionally, the agreements will result in funding for the United Mine Workers of America (UMWA)-sponsored Voluntary Employee Beneficiary Association (VEBA) trust of more than $400 million to provide healthcare coverage for UMWA retirees.

“Reaching these agreements represents a pivotal juncture in Patriot’s restructuring.  With Knighthead’s financial backing and the funding provided by Peabody and Arch, Patriot is now well-positioned to secure exit financing,” said Patriot President and Chief Executive Officer Bennett K. Hatfield.  “This sets a clear path forward for Patriot to emerge from Chapter 11 by year-end as a strong competitor in the coal industry.”

Under the terms of the Plan, the Company will receive an infusion of $250 million in new capital through a rights offering backstopped by Knighthead.  Pursuant to agreements with the UMWA, the Company will make $75 million in direct cash payments to the VEBA, plus future payments from royalty and profit sharing commitments.

The Company and the UMWA also reached a global settlement with Peabody that will provide the VEBA and the Company with significant additional funding.  Under the terms of the settlement, Peabody will provide $310 million, payable over four years through 2017, to fund the VEBA and settle all Patriot and UMWA claims involving the Patriot bankruptcy.  Additionally, Peabody will provide liquidity totaling approximately $140 million to the Company in the form of letters of credit.  The final agreement is expected to be signed in the coming weeks and presented to the Court for approval at the November 6 hearing.

Under the terms of the Company’s settlement with Arch, the Company will receive $5 million in cash and a release of a $16 million letter of credit posted in Arch’s name.  In addition, certain expiring coal leases in Patriot’s Logan County mining complex will be extended and Patriot will receive $16 million in cash for the sale of certain non-strategic metallurgical coal reserves.  As with the Peabody settlement, the final Arch agreement is expected to be signed in the coming weeks and presented to the Court for approval at the November 6 hearing.

As a result of the transaction with Knighthead and the Company’s settlement with Peabody, the VEBA is expected to receive more than $400 million in cash over the next four years, and will have continuing income from royalty payments and profit sharing opportunities.  These agreements resolve all matters with the UMWA.

“I am pleased that we have been able to reach agreements that provide the UMWA with hundreds of millions of dollars in retiree healthcare funding,” added Hatfield.  “The best result for the UMWA and its members is for Patriot to emerge from bankruptcy as a healthy company that will continue to provide jobs and benefits, and we are now on track to achieve that goal.”

Patriot’s Plan of Reorganization and Disclosure Statement can be found at www.patriotcaseinfo.com.  The Disclosure Statement is subject to approval by the Court, and the Plan of Reorganization is subject to confirmation by the Court.  The hearing to consider approval of the Disclosure Statement is scheduled for November 6, 2013.  This press release is not intended as a solicitation for a vote on the Plan within the meaning of section 1125 of the Bankruptcy Code.

Note: Background on Patriot’s restructuring and transformation can be found at the Company’s website, www.patriotcoal.com.

About Patriot Coal

Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 11 active mining complexes in Appalachia and the Illinois Basin.  Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.8 billion tons of proven and probable coal reserves.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings Patriot announced on July 9, 2012 and our business and financial prospects. No assurance can be made that these events will come to fruition.  We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to operate within the restrictions and liquidity limitations of the post-petition credit facilities authorized by the Bankruptcy Court, (iii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iv) the ability of Patriot and its subsidiaries to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy, which is dependent upon, among other things, the ability to implement changes to wage and benefit programs and postretirement benefit obligations consensually or pursuant to Sections 1113 and 1114 of the Bankruptcy Code, to minimize liabilities upon emergence and to obtain post-bankruptcy financing, (v) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (vi) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vii) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (viii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (ix) the potential adverse effects of the Chapter 11 proceedings on Patriot’s liquidity or results of operations, (x) the ability to execute Patriot’s business and restructuring plans, (xi) increased legal costs related to Patriot’s bankruptcy filing and other litigation, and (xii) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot’s public filings and those discussed above cause results to differ materially from those expressed in Patriot’s forward-looking statements, Patriot’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.

MEDIA CONTACT:	INVESTOR CONTACT:
Michael Freitag/Aaron Palash	Janine Orf
Joele Frank, Wilkinson Brimmer Katcher	(314) 275-3680
(212) 355-4449	jorf@patriotcoal.com

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